                                                          EXHIBIT 99.5
             -----------------------------------------------------



                                  AGREEMENT OF

                               LIMITED PARTNERSHIP

                                     FOR THE

                      JAYTEE PROPERTIES LIMITED PARTNERSHIP

             -----------------------------------------------------

                      JAYTEE PROPERTIES LIMITED PARTNERSHIP
                                TABLE OF CONTENTS

ARTICLE                                                                                                        PAGE

1.    ESTABLISHMENT OF PARTNERSHIP................................................................................1
         1.1      Formation and Controlling Law...................................................................1
         1.2      Name............................................................................................2
         1.3      Purposes........................................................................................2
         1.4      Powers..........................................................................................2
         1.5      Principal Place of Business.....................................................................2
         1.6      Term............................................................................................2
         1.7      Registered Agent................................................................................2
         1.8      Nature of Partners' Interests...................................................................2

2.    CAPITAL CONTRIBUTIONS; WITHDRAWALS; AND CAPITAL ACCOUNTS....................................................2
         2.1      Continuation of Capital Accounts................................................................2
         2.2      Units of Ownership Interests....................................................................3
         2.3      Required Subsequent Capital Contributions.......................................................3
         2.4      Additional Capital Contributions................................................................3
         2.5      Liability of Limited Partners...................................................................3
         2.6      Capital Accounts................................................................................3
         2.7      Additions to Capital Accounts...................................................................4
         2.8      Subtractions to Capital Accounts................................................................4
         2.9      Withdrawal of Capital...........................................................................4
         2.10     Interest on Capital Accounts and Contributions..................................................4
         2.11     Restriction on Registration of Interest.........................................................4

3.    PROFIT AND LOSS.............................................................................................5
         3.1      Definitions of Net Profit and Net Loss..........................................................5
         3.2      Allocation of Profits and Losses................................................................5
         3.3      Allocations in Event of Transfer, Admission of New Partner, Etc.................................6
         3.4      Definitions:  Adjustment Dates;  Operations Period..............................................6
         3.5      Retention of Distributable Income as Capital Reserves...........................................7

4.    DISTRIBUTIONS...............................................................................................7
         4.1      Distribution Other Than Upon Winding-Up.........................................................7
         4.2      Property Distributions..........................................................................7
         4.3      Distributions Upon Winding-Up...................................................................7

5.    ACCOUNTING..................................................................................................8
         5.1      Books and Records...............................................................................8
         5.2      Fiscal Year.....................................................................................8
         5.3      Reports.........................................................................................8
         5.4      Federal Income Tax Status and Elections.........................................................8

6.    MANAGEMENT..................................................................................................8
         6.1      Management by General Partners..................................................................8
         6.2      Appointment of Co-Managing General Partner......................................................9
         6.3      Voting the Partnership's Republic  Bancorp, Inc. Shares........................................10
         6.4      Liabilities of the General Partners............................................................11

-------------------------------------------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                                                                    Page i




         6.5      Other Interests................................................................................11
         6.6      Standard of Care of General Partners; Indemnification..........................................11
         6.7      Limited Partners...............................................................................11

7.    WITHDRAWAL.................................................................................................11
         7.1      Restrictions on Withdrawal, Substitution and Transfer..........................................11
         7.2      No Withdrawal by General Partners..............................................................12
         7.3      Withdrawals by Limited Partners................................................................12

8.    TRANSFERS; SUBSTITUTION; ADDITIONAL PARTNERS...............................................................12
         8.1      Assignment of Limited Partner's Interest.......................................................12
         8.2      Voluntary Transfers of Limited Partner's Interests.............................................12
         8.3      Involuntary Transfers of Limited Partner Interests.............................................14
         8.4      Determination of Value.........................................................................15
         8.5      Payment of Purchase Price......................................................................16
         8.6      Extension of Time for Payment of Purchase Price................................................16
         8.7      Death or Incapacity of Limited Partner.........................................................16
         8.8      Substitute Limited Partners....................................................................17
         8.9      Transfers of General Partnership Interests.....................................................17
         8.10     Incapacity of a General Partner................................................................18
         8.11     Successor General Partner......................................................................18
         8.12     Fiduciaries As Partners........................................................................18
                      8.12(a) FIDUCIARY CAPACITY.................................................................18
                      8.12(b) REVOCABLE TRUSTS...................................................................19
         8.13     Additional Partners............................................................................19

9.    FEDERAL INCOME TAX MATTERS.................................................................................19
         9.1      Distributive Shares............................................................................19
         9.2      Elections......................................................................................19
         9.3      Tax Matters Partner............................................................................19

10.    DISSOLUTION AND WINDING-UP................................................................................20
         10.1     Events Occasioning Dissolution.................................................................20
         10.2     Winding-Up.....................................................................................20
         10.3     Events Not Occasioning Dissolution.............................................................20

11.    MISCELLANEOUS.............................................................................................20
         11.1     Non-Family Member Partner......................................................................20
         11.2     Amendments.....................................................................................20
         11.3     Notices........................................................................................20
         11.4     No Delivery of Certificates....................................................................21
         11.5     Governing Law..................................................................................21
         11.6     Arbitration....................................................................................21
         11.7     Power of Attorney..............................................................................22
         11.8     Partition......................................................................................22
         11.9     Waiver of Right to Court Decree of Dissolution.................................................22
         11.10    Agreement Binding..............................................................................23
         11.11    Invalid Provisions.............................................................................23
         11.12    Waiver.........................................................................................23
         11.13    Third Party Beneficiaries......................................................................23

-------------------------------------------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                                                                   Page ii






--------------------------------------------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                                                                   Page iii

                                  AGREEMENT OF
                               LIMITED PARTNERSHIP

          THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into by those persons identified on Schedule A as General Partners and Limited Partners. The General Partners and the Limited Partners hereinafter identified are referred to as the "Partners."

          The Partners desire to form a Limited Partnership (the "Partnership") for the purposes set forth herein, and in consideration of their mutual agreements, they agree as follows.

                         1. ESTABLISHMENT OF PARTNERSHIP

1.1       FORMATION AND CONTROLLING LAW.

          1.1(a)       This Limited Partnership is a continuation and conversion
of the general partnership which is being conducted by Bernard M. Trager and Jean S. Trager under the terms of a written partnership agreement dated February 1, 1993, and known as Jaytee Properties. By executing this Agreement Bernard M. Trager and Jean S. Trager amend and restate their Partnership Agreement, and agree that this instrument governs their relationship in all matters conducted by the Partnership, and constitutes the conversion of the Jaytee Properties General Partnership into a Kentucky Limited Partnership.

          1.1(b)       Bernard M. Trager and Jean S. Trager, as general partners
of Jaytee Properties personally guaranteed certain debt of their general partnership and they agree, by the execution of this instrument, to retain and remain personally liable to and for such debt as nothing herein is intended to change or alter their legal obligations heretofore assumed and guaranteed by them.

          1.1(c)       In   addition   to  the assets from the Jaytee Properties
Partnership, the parties executing this Agreement are contributing additional assets in exchange for General and Limited Partnership Interests in this Partnership as depicted on Schedule A.

          1.1(d)       Accordingly, the Partners do hereby convert their general
partnership into a Limited Partnership pursuant to the provisions of the Kentucky Uniform Limited Partnership Act. The rights and duties of the Partners are as provided in the Kentucky Uniform Limited Partnership Act except as modified by this Agreement. The law of the State of Kentucky is to apply to all questions and matters pertaining to this Agreement. The Partners will take all actions necessary or appropriate to allow the Partnership to carry on its business in accordance with the terms of this Agreement, and Kentucky law. Further, for Federal tax law purposes, references are made to the Internal Revenue Code of 1986, as amended, and such references are hereinafter to as the "Code."

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 1 of 24

1.2       NAME.  The  name  of the  Partnership  is  JAYTEE  PROPERTIES  LIMITED
PARTNERSHIP or such other name selected by the General Partners as may be permitted by law. The Partnership will file such certificates of fictitious name as may be required by law.

1.3 PURPOSES. The Partnership is formed for the following purposes: (a) to manage the family's assets, (b) to create a more varied investment portfolio for the family's assets, and (c) to create a convenient means to allow the Partners to make gifts of Partnership interests to various members of their family.

1.4 POWERS. The Partnership will have the power to do all things necessary or desirable in the conduct of its business to the fullest possible extent permitted by law.

1.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business for the Partnership is Louisville, Kentucky and/or such other place or places as the Partners may from time to time determine. The Managing or Co-Managing General Partner will notify the Partners of the establishment of any office of the Partnership in addition to, or replacement of, the principal office name herein or any replacement thereof. The General Partners will maintain, at the Partnership's principal office in Kentucky, those items referred to and required by the Kentucky Uniform Limited Partnership Act ss. 362.409.

1.6 TERM. The term of the Partnership will commence on the filing of a Certificate of Limited Partnership in the office of the Secretary of State of Kentucky and will continue until dissolved in accordance with the terms of this Agreement regarding Dissolution and Winding-Up.

1.7 REGISTERED AGENT. The name and address of the Partnership's registered agent, and the address of Partnership's registered office in the State of Kentucky, is as follows:

                                SHELDON G. GILMAN
                               500 MEIDINGER TOWER
                           Louisville, Kentucky 40202

1.8 NATURE OF PARTNERS' INTERESTS. The interests of the Partners in the Partnership will be personal property. All property owned by the Partnership, whether real or personal, tangible or intangible, or mixed, will be deemed to be owned by the Partnership as an entity, and no Partner, individually or otherwise, will have any ownership interest in such property.

           2. CAPITAL CONTRIBUTIONS; WITHDRAWALS; AND CAPITAL ACCOUNTS

2.1 CONTINUATION OF CAPITAL ACCOUNTS. The General Partners' capital accounts will continue as established upon the Partnership's books and records; however, upon the conversion of this Partnership from a General Partnership into a Limited Partnership each Partner's ownership interests will be converted into General Partner's Interests and Limited Partner's Interests as the Partners agree, and as reflected on Schedule A.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 2 of 24

2.2 UNITS OF OWNERSHIP INTERESTS. A Partner's ownership interest may be evidenced by Units of Ownership Interests as established and maintained on the Partnership's books and records. Further, the transfer of a Partner's ownership interest may be evidenced by the transfer of such Partner's Units of Ownership Interests.

2.3 REQUIRED SUBSEQUENT CAPITAL CONTRIBUTIONS. Any General Partner whose capital account has a deficit balance at the time of liquidation of such General Partner's interest agrees to contribute to the capital of the Partnership an amount of cash necessary to bring such General Partner's Capital Account up to zero. Such amount will be paid to the Partnership by the later of the end of the taxable year in question or 90 days after the date of the Partnership's liquidation, and such amount will be available for payment to the Partnership's creditors or for distribution to those Partners having positive Capital Account balances.

2.4       ADDITIONAL CAPITAL CONTRIBUTIONS.

          2.4(a)        No   Partner  will  be  required  to  make  any  capital
contribution in addition to that hereinabove required. The General Partners will be personally liable for all debts of the Partnership, other than nonrecourse debt.

          2.4(b)       If additional contributions are necessary or appropriate,
then the Partners may make additional contributions in such amounts as necessary in order for the Partners to maintain their proportionate percentage interest in the Partnership. If not all of the Partners elect to make an additional contribution, then the other Partners may make capital contributions for the portion not contributed by those Partners who have elected not to make an additional capital contribution.

2.5       LIABILITY  OF LIMITED  PARTNERS.  Limited  Partners  will not have any personal liability for Partnership debts, obligations or losses of the Partnership in excess of the Limited Partner's obligation to make the contribution to the Partnership as set forth in Schedule A of this Agreement.

2.6       CAPITAL ACCOUNTS.

          2.6(a)        A separate capital account  ("Capital  Account") will be
maintained for each General Partner and for each Limited Partner, and all Capital Accounts will be maintained in accordance with the capital accounting rules of Code Section 704(b), and the provisions of Treasury Department Regulation Section 1.704-1(b)(2)(iv), and this Agreement will be so construed.

         2.6(b)        Each  Partner's  opening  Capital Account balance will be
the amount of such Partner's initial capital contribution as set forth in Schedule A and then will be increased and decreased in accordance with the following provisions.

         2.6(c)         If a Partner transfers all or any part of such Partner's
interest in the Partnership, as provided and limited in this Agreement, then the Capital Account of the transferor will become the Capital Account of the transferee to the extent of the Partnership interest transferred.
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 3 of 24

2.7 ADDITIONS TO CAPITAL ACCOUNTS. Subsequent to the opening Capital Account, a Partner's Capital Account will be increased by the following items:
(a) Such Partner's cash contributions to the Partnership's capital; (b) The fair market value, as agreed upon, of any property contributed to the capital of the Partnership by a Partner (net of liability secured by such contributed property that the Partnership is considered to assume or take subject to under Code
Section 752); (c) Such Partner's share of the Partnership realized and unrealized profits and any gains (whether or not any such items are exempt from tax); (d) Such Partner's share of income described in Code Section 705(a)(1)(B); and (e) Such other amounts that are required for the Capital Account to be determined and maintained in accordance with Treasury Regulations.

2.8       SUBTRACTIONS TO CAPITAL ACCOUNTS.   Subsequent  to the opening Capital
Account, a Partner's Capital Account will be reduced by the following items:

          2.8(a)        Such Partner's share  of  the Partnership's realized and
unrealized losses (including expenditures described in Code Section 705(a)(2)(B) or treated as an expenditure by reason of Treasury Regulation Section 1.704-1(b)(2));

          2.8(b)        The amount of cash and the fair market value of property
distributed (net of any liabilities assumed by such Partner or to which the distributed property is subject); and

          2.8(c)        Such other  amounts   that  are required for the Capital
Account to be determined and maintained in accordance with Treasury Regulations.

2.9       WITHDRAWAL  OF CAPITAL.  No Partner  will be entitled to withdraw  any part of their capital contribution to the Partnership, or receive any distributions from the Partnership, except as provided in this Agreement. No Partner will be entitled to demand or receive any property from the Partnership other than cash, except as otherwise in this Agreement.

2.10 INTEREST ON CAPITAL ACCOUNTS AND CONTRIBUTIONS. No Partner will be entitled to interest on any capital contribution or on such Partner's Capital Account.

2.11 RESTRICTION ON REGISTRATION OF INTEREST. Registration will be restricted to the extent required so that the Partnership is not deemed to be a "publicly traded partnership" under the Code. Partnership interests will only be registered in the name of the beneficial owner. The Partnership will not be bound to recognize any equitable or other claim to such interest on the part of any other person (such as a broker, dealer, bank, trust company or clearing corporation) which is acting as a nominee, agent or in some other representative capacity, whether or not the Partnership will have knowledge thereof, except for the following: (a) Interests held by a guardian, custodian or conservator for the benefit of a minor or incompetent; (b) Interests held by a trust for the benefit of a Partner or Partner's spouse, parent, parent - in - law, issue, brother, sister, brother - in - law, sister - in - law, niece, nephew, cousin, grandchild or grandchild - in - law; and (c) Interests held by a fiduciary for other like beneficiaries. An interest in the Partnership will only be traded in accordance with the Department of the Treasury's rules and regulations then in effect which set forth the parameters within which a partnership may act and not be deemed to be a "publicly traded

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 4 of 24
partnership" under the Code. In no event may an interest in the Partnership be listed on an established securities exchange.

                               3. PROFIT AND LOSS

3.1 DEFINITIONS OF NET PROFIT AND NET LOSS. Profits and losses for any Operations Period, as hereinafter defined, will be computed in the same manner as the Partnership reports its income for Federal income tax purposes, except that (i) income of the Partnership that is exempt from tax, and expenses that are not deductible for tax purposes under the Code will be included in the computation, and (ii) unrealized gain or loss will be taken into account as provided herein. The principles of Treasury Regulation Section 1.704-1(b)(4)(i) will be applied, when necessary, to prevent duplication or omission of Capital Account adjustments, including, without limitation, those arising from deemed sales as provided in this Agreement.

3.2       ALLOCATION OF PROFITS AND LOSSES.

          3.2(a)        Except  as hereinafter  provided, the  Partnership's net
profits and losses for each Operations Period will be allocated to the Partners on a pro rata basis based upon each Partner's ownership interests, as reflected by such Partner's Capital Account, to the total of all Partners' ownership interests as reflected by all Capital Accounts.

          3.2(b)        For  income  tax   purposes  only,  depreciation   (cost
recovery) deductions, depletion deductions and gain or loss with respect to assets contributed by a Partner will be allocated among the Partners so as to take into account the difference between the adjusted basis of the asset at the time of its contribution and the agreed value of the asset. An asset will be considered contributed by a Partner if it has a basis in the hands of the Partnership which is determined, in whole or in part, by reference to the basis of an asset actually contributed by a Partner (or previously deemed contributed by a Partner pursuant hereto).

          3.2(c)        Net  losses   for  any  Operations  Period  which  would
otherwise be allocated with respect to a Partnership interest owned by a Limited Partner and which would cause such Limited Partner to have an Adjusted Capital Account Deficit, will instead be allocated pro rata among the General Partners.

          3.2(d)        If  any   Limited  Partner   receives   an   adjustment,
allocation, or distribution, described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership gross income will be specifically allocated to such Limited Partner in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit created by such adjustments, allocation, or distributions as quickly as possible. These provisions are intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be interpreted and implemented as provided therein.

          3.2(e)        After   satisfaction  of   any  allocations  hereinabove
required, if there have been any net losses allocated to the General Partners, as hereinabove provided, then the Partnership's net
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 5 of 24
profit for an Operations Period will be allocated pro rata among the General Partners until the General Partners have received allocations of net profit equal in the aggregate to any net losses previously allocated to them as hereinabove provided.

          3.2(f)       An "Adjusted Capital Account Deficit" exists with respect
to a Limited Partner if the Limited Partner's Capital Account, determined for this purpose by reducing the Capital Account by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and by increasing the Capital Account by the amount described in Treasury Regulation Section 1.704-1(b)(2)(ii)(c) that the Partner is obligated to restore, is a negative amount.

          3.2(g)        If there is a net  decrease in the Partnership's Minimum
Gain, as provided by Treasury Regulation Section 1.704-2(b)(2), or Partner Nonrecourse Debt Minimum Gain, as provided by Treasury Regulation Section 1.704-2(i)(3), during an Operations Period, each Partner will be allocated, before any other allocations, items of income and gain for such Operations Period, and subsequent Periods if necessary, an amount equal to such Partner's share of the net decrease in the Partnership's Minimum Gain or Partner
Nonrecourse Debt Minimum Gain, as applicable, for such Operations Period; provided that no such allocation will be required if any of the exceptions set forth in Treasury Regulation Section 1.704-2(f) apply. It is intended that this provision constitute a "MINIMUM GAIN CHARGEBACK" within the meaning of Treasury Regulation Section 1.704-2.

3.3 ALLOCATIONS IN EVENT OF TRANSFER, ADMISSION OF NEW PARTNER, ETC. In the event of the transfer of all or any part of a Partner's Partnership interest, as provided and limited by this Agreement, at any time other than the end of a Fiscal Year, the admission of a new Partner or disproportionate capital contributions, the transferring Partner's, new Partner's or continuing Partners' shares of the Partnership's income, gain, loss, deductions and credits allocable to such Partnership interest will be allocated between the transferor Partner and the transferee Partner(s) in the same ratio as the number of days in such Fiscal Year before and after the date of such event; provided that the General Partners may treat the periods before and after such event as separate Fiscal Years.

3.4       DEFINITIONS:  ADJUSTMENT DATES;  OPERATIONS PERIOD.

          3.4(a)        The  "Adjustment Dates" of  the  Partnership will be the
date of dissolution of the Partnership and each date on which there is a distribution in kind of property of the Partnership, a contribution of money or other property (other than a DE MINIMIS amount) to the Partnership by a new or existing Partner as consideration of an interest in the Partnership, or a distribution of money (other than a DE MINIMIS amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership.

          3.4(b)        An  "Operations  Period"  of the Partnership will be the
period beginning on the date hereof, the first day of a fiscal year or an Adjustment Date (as the case may be) and ending on the earlier of the next succeeding Adjustment Date or the last day of a fiscal year.
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 6 of 24

3.5       RETENTION OF  DISTRIBUTABLE  INCOME AS CAPITAL  RESERVES.  The General
Partners may elect to retain from the distributions of available cash any amounts which, in the General Partners' judgment, are needed to provide reserves and working capital for anticipated investments and operating expenses.

                                4. DISTRIBUTIONS

4.1 DISTRIBUTION OTHER THAN UPON WINDING-UP. The Managing or Co-Managing General Partner, or the General Partner(s), if there are no Managing General Partners, will determine in their sole discretion, whether distributions will be made to any particular General or Limited Partner (including the Partner(s)
authorizing  the  distribution)  or whether  the  Partnership's  income  will be reinvested; provided, however, that such distributions will be made to each Partner pro rata based upon the proportion of each Partner's ownership interests to the total of all Partners' interests, determined as of the date of the distribution. Distributions may only be cash, and the amount of cash distributions will only be such amount which exceeds the reasonable working reserves needed for the Partnership's operations.

4.2 PROPERTY DISTRIBUTIONS. If property, other than cash, is distributed to a Partner, the fair market value of such property will be used for purposes of determining the amount of such distribution. The difference, if any, of such fair market value over (or under) the value at which such property is carried on the books of the Partnership will be credited or charged to the Capital Accounts of the Partners in accordance with the ratio in which the partners share in the gain and loss of the Partnership. The fair market value of the property will be determined by the Managing or Co- Managing General Partners or the General Partners if there are no Managing Partners.

4.3 DISTRIBUTIONS UPON WINDING-UP. Upon the dissolution and winding up of the Partnership, the assets of the Partnership will be distributed in the following order of priority: (a) To the payment of the debts and liabilities of the Partnership and the expenses of winding-up, including the establishment of any reserves to pay any anticipated and contingent liabilities or obligations which the Managing or Co-Managing or General Partners, as the case may be, in their sole discretion, deem appropriate. Any such reserves will be charged against the Partners' Capital Accounts on a pro rata based upon the proportion of each Partner's ownership interests to the total of all Partners' interests, which reserve, prior to payment of such liabilities and obligations, will be placed in the hands of an escrow agent for such period and upon such terms as the General Partners will determine; (b) To repay any loans to the Partnership by a Partner, including any deferred payment obligation to a Partner or a Partner's personal representative as the result of a redemption by the Partnership of such Partner's interest; (c) To the Partners in an amount equal to any credit balance in their Capital Accounts (as a negative Capital Account balance will be considered a loan from the Partnership to the Partner for the purpose of determining distributions upon dissolution), so that the Capital Account of each Partner will be brought back to zero; and (d) The balance, if any, will be distributed to the Partners in an amount equal to each Partner's percentage interest in the Partnership.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 7 of 24

                                  5. ACCOUNTING

5.1 BOOKS AND RECORDS. The General Partners will maintain the general accounts of the Partnership. The books of the Partnership will be kept on a basis consistent with the provisions of this Agreement and determined in the same manner as the Partnership computes its income (loss) for Federal income tax purposes; provided, however, that the Partnership will not use the installment method for book purposes. Such books and records, and the items referred to in Kentucky Uniform Limited Partnership Act Section 362.409(1) will be open to the inspection and examination of all Partners, in person or by their duly authorized representatives, at reasonable times. The books of the Partnership will be maintained using a method of accounting as determined by the General Partners.

5.2 FISCAL YEAR. The fiscal year of the Partnership will be the calendar year.

5.3 REPORTS. As soon as practicable after the close of each fiscal year the Partnership will furnish each Partner with a copy of the Partnership's financial statements for such year and with a statement of such Partner's Capital Account, as reflected on the books of the Partnership. Each Partner will also be supplied with all information with respect to the Partnership required in connection with the preparation of such Partner's tax returns.

5.4       FEDERAL INCOME TAX STATUS AND ELECTIONS.

          5.4(a)        This  Limited  Partnership will constitute a Partnership
for Federal income tax purposes, and the General Partners will report all items of income, gain, loss, deduction and credit as a Partnership and in accordance with the Partnership taxation rules pursuant to the Internal Revenue Code and Treasury Regulations.

          5.4(b)        All  elections required  or  permitted to be made by the
Partnership under the Code will be made by the General Partners in such manner as will, in their opinion, be most advantageous to a majority in interest of the Limited Partners.

                                  6. MANAGEMENT

6.1 MANAGEMENT BY GENERAL PARTNERS. The business affairs of the Partnership will be managed by the General Partners. All decisions of the General Partners, including but not limited to Partnership distributions, will be made in accordance with the decision of the General Partner or General Partners holding a majority of the General Partner interests. Deadlock between the General Partners on any issue will be deemed a disputed issue for purposes of this Agreement and will be resolved through arbitration as provided in this Agreement. The General Partners will have all necessary powers to carry out the purposes of the Partnership, and in addition to the authority given to the General Partners by this Agreement and by law, the General Partners will have the specific authority to take the following actions.

          6.1(a)        The  General  Partners  will  have the authority, at any
time, and from time-to-time, to sell, exchange, lease and/or transfer legal and equitable title to the Partnership property upon such

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 8 of 24
terms and conditions and for such considerations as the General Partners consider reasonable. The execution of any document or conveyance or lease by a General Partner will be sufficient to transfer complete legal and equitable title to the interest conveyed without the joiner, ratification, or consent of the Partners. No Purchaser, tenant, transferee or obligor will have any obligation whatever to see to the application of payments made to the General Partners.

          6.1(b)        The General  Partners will have the authority to retain,
without liability, any and all property in the form it is received, without regard to its productivity or the proportion that any one asset or class of assets may bear to the whole. The General Partners will not have liability or responsibility for loss of income from or depreciation in the value of the property that was retained in the form in which the General Partners received it.

          6.1(c)        The  General  Partners will have the authority to employ
such consultants and professional help as the General Partners consider necessary to assist in the prudent management, acquisition, leasing and transfer of the Partnership property, and to obtain such policies of insurance as the General Partners consider reasonably necessary to protect the Partnership property from loss or liability.

          6.1(d)        The  General  Partners  will be permitted to register or
take title to Partnership assets in the name of the Partnership or as trustee, with or without disclosing the identity of the principal, or to permit the registration of securities in "street name" under a custodial arrangement with an established securities brokerage firm, trust department or other custodian.

          6.1(e)        Insofar  as  the law  will permit, a General Partner who
succeeds another will be responsible only for the property and records delivered by or otherwise acquired from the preceding General Partner, and may accept as correct the accounting of the preceding General Partner without duty to audit the accounting or to inquire further into the administration of the predecessor, and without liability for a predecessor's errors and omissions.

          6.1(f)        No one  serving as a General Partner will be required to
furnish a fiduciary bond or other security as a prerequisite to such Partner's service.

6.2 APPOINTMENT OF CO-MANAGING GENERAL PARTNER. The General Partners, if there is more than one General Partner, may appoint one or more of the General Partners to serve as the Managing General Partner or Co-Managing General
Partner. As between the General Partners, either of the Co-Managing General Partners will have the right to make all decisions, execute all documents, and take all action on behalf of the Partnership.

          6.2(a)        The Co-Managing  General Partners will be Bernard Trager
and Steven E. Trager. If either Bernard Trager or Steven E. Trager ceases to be a General Partner, resigns as a Co- Managing General Partner, or becomes ill or incapacitated, then the remaining Co-Managing General Partner will become the sole Managing General Partner and will be authorized and empowered to act for the Partnership and, in his name and place, take all actions and do all things as deemed necessary and appropriate.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                          Page 9 of 24

          6.2(b)        Any  person  dealing  with the Partnership may rely upon
the signed and certified affidavit of the Managing or Co-Managing General Partner which states:

                    "On my oath, and under the penalties of perjury, I swear that I am the duly elected and authorized Managing
          (Co-Managing)       General       Partner       of       the
          ____________________________________(name     of     limited
          partnership); I certify that I have not been removed as the Managing (Co-Managing) General Partner and have the authority to act for and bind _____________________________
          (name of limited partnership) in the transaction of the business which this affidavit is given as affirmation of my authority."

          6.2(c)        The  Co-Managing  General Partners will be entitled to a
reasonable annual compensation for services rendered to the Partnership, this compensation to be measured by the time required in the administration of the Partnership, the value of property under administration, and the responsibility assumed in discharge of the duties of office. A General Partner also will be entitled to a reimbursement for all reasonable and necessary business expenses incurred in the administration of the Partnership.

6.3       VOTING THE PARTNERSHIP'S REPUBLIC  BANCORP, INC. SHARES.

          6.3(a)        If the  Partnership owns any shares of Republic Bancorp,
Inc. ("Republic") stock, then the Managing or Co-Managing General Partner's right to vote the Republic shares will be limited as herein provided. The right to direct the voting of Republic stock will be vested in a committee composed of at least three persons to be known as the "Voting Committee." The Voting Committee will consist of at least one limited partner. The initial members of the Voting Committee who will serve as such until their successors are appointed and assume such position on the Committee will be Bernard M. Trager, Steven E. Trager, Sheldon G. Gilman, and Scott Trager. In the event any person who is then serving as a member of the Voting Committee resigns or is otherwise unable to continue to serve as such, then the remaining members of the Voting Committee will appoint the successor Voting Committee member.

           6.3(b)        The Voting Committee's  right to direct the Managing or
Co-Managing General Partner in voting Republic shares applies to each matter which is brought before an annual or special meeting of the shareholders of
Republic stock. Before each such shareholders' meeting the Managing or Co-Managing General Partner will provide the Voting Committee with copies of all proxy solicitation materials pertaining to the exercise of such rights, and such materials will contain all the information distributed to other Republic shareholders. The Voting Committee will then determine, by majority vote, how to direct the Managing or Co-Managing General Partner to vote the shares of Republic stock.

           6.3(c)       The  Voting   Committee's  decisions will be binding and
conclusive on the Managing and/or Co-Managing Partner, who will vote all shares of Republic stock in accordance with the directions of the Voting Committee.
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 10 of 24

6.4 LIABILITIES OF THE GENERAL PARTNERS. The General Partners and their agents will not be liable, responsible or accountable in damages or otherwise, to the Partnership or to any of the Partners for any acts performed or omitted to be performed in good faith. Such good faith errors will mean mistakes of judgment or losses due to such mistakes or to the negligence or bad faith of any employee, broker, advisor or other agent or representative of the Partnership (provided that such agent or representative was selected with reasonable care). The General Partners may consult with legal counsel selected by the Co-Managing General Partners and will have no liability for the consequences of any action or omission resulting from good faith reliance on the advice of such counsel. The exculpation provided in this section shall apply to the agents, employees and other legal representatives of each General Partner.

6.5 OTHER INTERESTS. The General Partners and the Limited Partners may engage in or possess interests in other business ventures of every nature and description, whether or not competitive with the business of the Partnership, independently or with others, and neither the Partnership nor any Partner will, by virtue of this Agreement, have any rights in or to such other ventures or the income or profits derived therefrom.

6.6       STANDARD OF CARE OF GENERAL PARTNERS; INDEMNIFICATION.

          6.6(a)       A  General  Partner  will not be liable,  responsible  or
accountable in damages to any Partner, or the Partnership, for any act or omission on behalf of the Partnership performed or omitted by such General
Partner in good faith and in a manner reasonably believed by such General Partner to be within the scope of the authority granted to the General Partners by this Agreement and in the best interests of the Partnership, unless such General Partner has been guilty of gross negligence or willful misconduct with respect to such acts or omissions.

           6.6(b)       The Partnership will indemnify the General Partners for,
and hold the General Partners harmless from, any loss or damage incurred by the General Partners by reason of any act or omission so performed or omitted by the General Partners (and not involving gross negligence or willful misconduct).

6.7 LIMITED PARTNERS. Except for the voting rights that may be held by a Limited Partner who is also a member of the Voting Committee, as provided above, no person in such person's capacity as a Limited Partner will have any voice in or take part in the management of the business or affairs of the Partnership or have the right or authority to act for or bind the Partnership. The Limited Partners will not be liable for any of the losses, debts or liabilities of the Partnership in excess of their respective Capital Contributions and any profits allocated to their Capital Accounts, except as otherwise expressly provided by law. General Partners may also be Limited Partners.

                                 7. WITHDRAWAL.

7.1 RESTRICTIONS ON WITHDRAWAL, SUBSTITUTION AND TRANSFER. This Limited Partnership was formed by a family, a closely-held group, and they know, depend upon, and trust one another, and have either surrendered certain management rights in exchange for limited liability (as in the case

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 11 of 24
of Limited Partners) or assumed sole management responsibility and risk (as in the case of a General Partner), based upon their relationship and trust. Furthermore, as Capital is also material to the business and investment objectives of the Partnership and its federal tax status, any unauthorized substitution or transfer of a Partner's interest in the Partnership could create a substantial hardship on the Partnership, jeopardize its Capital base, and adversely affect its tax structure. These restrictions on substitution and transfer are intended merely as a method to protect and preserve the existing relationships based upon the trust of the Partners and the Partnership's capital and its financial ability to continue.

7.2       NO WITHDRAWAL BY GENERAL PARTNERS.

          7.2(a)        No General Partner   may  withdraw  from the Partnership
before its dissolution.

          7.2(b)        Any   General   Partner,  who,   notwithstanding     the
prohibition on withdrawal as set forth above, gives written notice of such Partner's intention to withdraw as provided in Section 362.463 of the Kentucky Uniform Limited Partnership Act will be entitled to a distribution equal to the lesser of the following:

                        7.2(b)(1) The General Partner's Capital Account as of the close of the month following the date the other Partners receive the withdrawing General Partner's notice of withdrawal ("Effective Date"). Such Capital Account will be adjusted to reflect such General Partner's share of the profit or loss of the Partnership through the Effective Date and contributions by, and distributions to, such General Partner since the close of the Partnership's last Fiscal Year to the extent such adjustments have not already been reflected in the Capital Account of such General Partner on the Partnership's books; or

                        7.2(b)(2)   The fair market value of his General Partner
          interest as determined hereinafter.

                        7.2(b)(3)   Further,  such  distribution will be reduced
          by  any  damages  attributable  to  such   Partner's  breach  of  this
          Agreement.

7.3       WITHDRAWALS BY LIMITED PARTNERS.  No Limited  Partner, including those
Limited  Partners  who  are  also  General  Partners,   may  withdraw  from  the
Partnership prior to its dissolution.

                 8. TRANSFERS; SUBSTITUTION; ADDITIONAL PARTNERS

8.1 ASSIGNMENT OF LIMITED PARTNER'S INTEREST. The Limited Partners may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of all or any portion of their Limited Partner interests, except as provided below. Any purported assignment, transfer, etc. which is prohibited by this Agreement will be null and void and of no force or effect.

8.2       VOLUNTARY TRANSFERS OF LIMITED PARTNER'S INTERESTS.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 12 of 24

          8.2(a)        If  any  Limited  Partner ("TRANSFEROR L.P.") receives a
bona fide written offer that the Transferor L.P. desires to accept ("TRANSFEREE OFFER") from any person ("TRANSFEREE") to purchase all, but not less than all, of the Transferor L.P.'s Limited Partnership interests, then, before any transfer of the Transferor L.P.'s Limited Partner interests ("TRANSFEROR INTEREST"), the Transferor L.P. will give the other Partners and the Partnership written notice ("TRANSFER NOTICE") containing the following:

                         8.2(a)(1)     the  proposed  Transferee's  identity;

                         8.2(a)(2)     a   true   and   complete   copy  of  the
          Transferee  Offer;  and

                         8.2(a)(3) the Transferor L.P.'s offer ("OFFER") to sell the Transferor Interest to the other Partners or to the Partnership, as the case may be, at the lower of the Transferor Interests' fair market value as determined herein or the price in the Transferee Offer and at the other terms and conditions set forth in the Transferee Offer.

          8.2(b)       Each of the other Partners will have the first option to
purchase the Transferor Interest in accordance with their percentages of Partnership Interests in the Partnership or such other percentages as they may unanimously agree upon. If not all of the other Partners elect to purchase, then those Partners electing to purchase will have the right to purchase the balance of the Transferor Interest in accordance with their respective percentages of Partnership Interests among themselves, or in such other percentages as they may unanimously agree.

         8.2(c)        If  the  other Partners  fail  to  purchase  all of   the
Transferor Interest, then the Partnership will have the right to purchase the remaining balance of the Transferor Interest

         8.2(d)        The  Offer  will   be  and remain irrevocable for 60 days
following the date the Transfer Notice is properly delivered to the other Partners and to the Partnership ("OFFER PERIOD"). At any time during the Offer Period, the other Partners or the Partnership or both may accept the Offer by notifying the Transferor L.P. in writing. If the Offer is accepted, then the parties will fix a closing date for the purchase, which will not be earlier than ten, nor more than 90, days after the expiration of the Offer Period.

        8.2(e)         If  the  Offer  is  accepted by any other Partners or the
Partnership or both, as the case may be, the purchasing Partners or Partnership may elect to pay the purchase price either in accordance with the terms and conditions set forth in the Offer or in accordance with the terms and conditions of this Agreement.

        8.2(f)         If  all  of  the  Transferor Interest is not purchased by
either the other Partners or the Partnership, then the Transferor L.P. will be free, for a period of 30 days after the expiration of the Offer Period ("FREE TRANSFER PERIOD") to transfer the Transferor Interest to the Transferee for the same or greater price and on the same terms and conditions as set forth in the Transferee Offer. If the Transferor L.P. does not transfer the Transferor Interest within the Free Transfer Period, the
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 13 of 24

Transferor L.P.'s right to transfer the Transferor Interest pursuant to the terms and conditions set forth herein will expire.

        8.2(g)          Any  transfer  by the Transferor L.P. after the last day
of the Free Transfer Period or without the strict compliance with the terms, provisions, and conditions of this Agreement will be null and void and of no force and effect whatsoever.

        8.2(h)          Notwithstanding   anything  in  this   Agreement  to the
contrary, Limited Partners may make gifts of their Limited Partnership Interests to Permitted Transferees. For purposes of this Agreement, "PERMITTED TRANSFEREE" means (i) any other Partner; (ii) the Partner's estate, spouse, lineal ancestors, descendants by birth or adoption, siblings; (iii) charitable organizations; and (iv) trusts for the exclusive benefit of a Partner or trusts for any of the other foregoing enitities or individuals. Upon compliance with the requirements for admission as a substitute Limited Partner as set forth this Agreement, the donee may become a Substitute Limited Partner with respect to the Partnership Interests transferred.

8.3       INVOLUNTARY TRANSFERS OF LIMITED PARTNER INTERESTS.

          8.3(a)        If any  Limited Partner's Partnership Interest is sought
to be transferred by any involuntary means (other than death or adjudication of incompetency or insanity), including, but not limited to, attachment, garnishment, execution, bankruptcy, insolvency, levy or seizure, then such Limited Partner's Partnership Interest will be purchased as follows.

          8.3(b)         Each  of  the other Partners will have the first option
to purchase in accordance with their percentages of Partnership Interests in the Partnership or such other percentages as they may unanimously agree upon. If not all of the other Partners elect to purchase, then those Partners electing to purchase will have the right to purchase the balance of the offered Partnership Interest in accordance with their respective percentages of Partnership Interests among themselves, or in such other percentages as they may unanimously agree.

          8.3(c)        If   the   other  Partners  fail  to purchase all of the
interest sought to be involuntarily transferred, then the Partnership will have the right to purchase the remaining balance of such Partnership Interest.

          8.3(d)        The option  to the other Partners and to the Partnership
to purchase the interest sought to be involuntarily transferred is hereinafter referred to as the "INVOLUNTARY OPTION."

          8.3(e)        The Involuntary  Option period of the other Partners and
the Partnership will commence upon their receipt of actual notice of the attempted involuntary transfer and will terminate, if not exercised, 60 days thereafter, unless sooner terminated by written refusal of the other Partners. An election to exercise any Involuntary Option will be made in writing and transmitted to the Limited Partner whose Partnership Interest is sought to be involuntarily transferred.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 14 of 24

          8.3(f)        Upon the failure or neglect of the other Partners or the
Partnership to purchase, in accordance with this Section, all of the Partnership Interest sought to be involuntarily transferred, the unpurchased Partnership Interest may be involuntarily transferred, but such transferee may not become a Substitute Limited Partner unless the requirements for becoming a Substitute Limited Partner as set forth in this Agreement are satisfied. Nevertheless, such transferee will be subject to this Agreement's terms and conditions.

          8.3(g)        If, notwithstanding  the  provisions  of this Agreement,
any Partnership Interest is transferred by involuntary means without compliance with the terms and conditions of this Agreement, then the Involuntary Option will be to purchase such Partnership Interest from the transferee(s).

          8.3(h)        The  purchase  price for   all  of  a  Limited Partner's
Partnership Interests to be purchased pursuant to the exercise of the Involuntary Option will be the Limited Partner's Capital Account as of the close of the month following the exercise of the Involuntary Option ("EFFECTIVE DATE"). Such Capital Account will be adjusted to reflect such Limited Partner's share of the profit or loss of the Partnership through the Effective Date and contributions by, and distributions to, such Limited Partner since the close of the Partnership's last Fiscal Year to the extent such adjustments have not already been reflected in the Capital Account of such Limited Partner on the Partnership's books. The purchaser will pay the purchase price pursuant to the terms of this Agreement.

          8.3(i) The closing date will occur on or before 30 days following the exercise of the Involuntary Option. At the closing, the selling Limited Partner will execute such instruments of assignment as shall be required by the purchasing Partner(s) or the Partnership, so as to transfer the Partnership Interests being sold free and clear of all liens, claims, security interests, and encumbrances whatsoever. If the selling Limited Partner fails to execute such documents, then either the Managing or Co-Managing General Partner may do so pursuant to the power of attorney granted them in this Agreement.

8.4       DETERMINATION OF VALUE.

          8.4(a)        The  value  of  a Partner's   Limited or General Partner
interest, will be such interest's Fair Market Value. "Fair Market Value" will be determined by the General Partners. If the withdrawing or transferor Partner objects to the General Partners' determination of Fair Market Value, then such value will be determined by an appraiser jointly chosen by the withdrawing or transferor Partner and the General Partners. If the parties cannot agree on the choice of one appraiser, then the General Partners will appoint an appraiser, and the withdrawing or transferor Partner will appoint another appraiser. Each party will bear the cost of their own appraisal. If the resulting appraisal values are different and the higher appraisal value is less than 110 percent of the lower appraisal, then the two appraisals will be averaged, and the averaged value will be the deemed fair market value for the purposes of this Agreement. If the higher appraisal value is more than 110 percent of the lower appraisal value, then the Partnership's certified public accountant will appoint a third appraiser and submit copies of the independent appraisals to the appraiser selected by the accountant. The third appraiser will review both appraisals and, on the basis of a review of the

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 15 of 24
appraisals, will select the ONE appraisal which, in the opinion of the third appraiser, is most correct. The decision of the third appraiser will be final and the costs of such will be borne by the Partnership and will be accrued as a liability of the Partnership.

          8.4(b)       Adjustments to Fair Market Value will be made as follows:

                       8.4(b)(1) To reflect any distributions made in the regular course of business, between the Termination Date and the date the Partnership begins payments in redemption of the Partnership interest;

                       8.4(b)(2) To reflect the effect of the redemption of the Partnership interest on the withdrawing Partner's interest, the value of the total Partnership interests outstanding and the Capital Account balances represented by the Partnership interests not redeemed; and

                       8.4(b)(3)   For purposes of determining  the Fair Market
          Value of a General Partner's interests, to reflect an assumption, for appraisal purposes, that the withdrawal rights afforded a General Partner in this Agreement do not exist.

8.5 PAYMENT OF PURCHASE PRICE. The purchase price for a Partner's interest will be paid by the purchaser(s) in 120 equal monthly principal installments (or the remaining term of the Partnership if less than 120 months) plus interest on the unpaid principal balance at a rate equal to the prime rate charged by the bank where the Partnership conducts its banking business. The interest rate will be adjusted every six months. The first monthly installment will be due and payable 120 days after the determination of value for the Partner's interest. The purchaser(s) may prepay the entire unpaid principal balance at any time. In the event of non-payment of any installment, the withdrawing Partner or the deceased Partner's personal representative, as the case may be, may declare the remaining payments in default and thereby require the immediate payment of the entire unpaid principal balance with all accrued interest.

8.6 EXTENSION OF TIME FOR PAYMENT OF PURCHASE PRICE. Notwithstanding the above, neither the Partnership nor the Partners will be required to make payments for the purchase of more than one terminated or deceased Partner's interest at any one time. If during the period of time in which the Partners or the Partnership are making payments to purchase a Partner's interest, an event occurs which would require the Partners or the Partnership to purchase an additional Partner's interest, then the payments for such Partner's interest will become due and payable 30 days after the completion of payments for the purchase of the previously withdrawing or transferring Partner's interests. The purchasing party will issue a promissory note setting forth the delayed payment, with interest accruing thereon in accordance with these provisions. These provisions only alter the timing of payments for a Partner's interest and do not affect the determination of the Termination Date, the amount of the Purchase Price, and all other rights and obligations provided herein.

8.7 DEATH OR INCAPACITY OF LIMITED PARTNER. The death, adjudication or incompetency, or insanity of a Limited Partner will not dissolve the Partnership. In the event of such death, adjudication of incompetency, or insanity, the legal representative or legal successor of the deceased
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 16 of 24
or incompetent Limited Partner who has legal control of or inherits his Limited Partner interests will be deemed the assignee of the entire Limited Partner interests of the deceased or incompetent Limited Partner and may be admitted as a Substitute Limited Partner if the requirements for becoming a Substitute Limited Partner as set forth in this Agreement are satisfied. The estate of the deceased or incompetent Limited Partner will be liable for any of his liabilities and obligations to the Partnership and in his capacity as Limited Partner.

8.8 SUBSTITUTE LIMITED PARTNERS. No assignee or transferee of a Limited Partner's interest in the Partnership will have the right to become a substitute Limited Partner unless all of the following conditions are satisfied:

          8.8(a)       The General Partners have received, in form and substance
satisfactory to them, a written instrument executed by the transferor, which instrument transfers to the transferee all or part of the transferor's Partnership interests;

          8.8(b) The transferor and transferee execute and acknowledge such other instruments as the General Partners may, in the General Partner's sole discretion deem necessary or desirable to effect such admission, including the transferee's written acceptance and adoption of this Agreement's terms and conditions;

          8.8(c)       The assignee/transferee has paid or agreed to pay, as the
General Partners may determine, all reasonable expenses relating to such admission; and

         8.8(d)        All of the General Partners have unanimously consented in
writing  to  the  assignee's/transferee's  admission  as  a  substitute  Limited
Partner.

8.9       TRANSFERS OF GENERAL PARTNERSHIP INTERESTS.

         8.9(a)        The  General  Partners  may  not  sell, assign, transfer,
pledge, hypothecate, encumber, or otherwise dispose of their General Partner interests, without the prior written consent of the other General Partner(s) and a majority of the Limited Partners. Any purported assignment, transfer, etc. in contravention of this Agreement will be null and void and of no force or effect.

         8.9(b)        Notwithstanding  anything   in  this   Agreement   to the
contrary, in the event of the General Partner's death, the decedent's General Partner interests will pass to the General Partner's estate (executor, personal representative, administrator, trustee or assignee). However, the General Partner's estate will only be a transferee of the General Partner interest and may only become a substitute General Partner if the requirements for becoming a Substitute General Partner, as set forth herein, are satisfied.

         8.9(c)        The  transferee  of a General Partner interest may not be
admitted as a substitute General Partner without the written consent of all the General Partners. If there are no other General Partners, then such transferee may be admitted only with the written consent of a majority of the Limited Partnership interests.
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 17 of 24

         8.9(d)         Further,  the  transferee must have approved and adopted
all of the provisions of this Agreement, as the same may have been amended, which approval and adoption may be evidenced in such manner as is required by the General Partners.

         8.9(e)         If the transferee does not receive the necessary consent
of the General or Limited Partners, as the case may be, but otherwise satisfies the requirements of this Agreement, such General Partner interests will be deemed Limited Partner interests in the hands of the transferee, and such transferee will be deemed admitted only as a substitute Limited Partner with respect thereto, and will not be deemed a General Partner for any purposes.

8.10     INCAPACITY OF A GENERAL PARTNER

         8.10(a)        At   the commencement of this Partnership, there will be
two General Partners, Bernard Trager and Steven E. Trager, with both General Partners being Co-Managing General Partners. In the event of a Co-Managing General Partner's illness or incapacity, the remaining Co-Managing General Partner will be authorized and empowered to act for the partnership as the Managing General Partner, and in his name and place take all actions and do all things as a Managing General Partner.

         8.10(b)        In the event a Co-Managing General Partner has ceased to
serve or is unable to serve, by reason of death, incapacity, or absence, the other Managing General Partner will have the right and authority to execute an amendment to the Certificate of Limited Partnership, as attorney-in-fact for the withdrawing General Partner.

         8.10(c)        If any Partner is an individual person, then any person
acting under a durable power of attorney or Letters of Guardianship or Committee may exercise all of the Partner's rights and voting authority for and on behalf of his or her principal and will be entitled to receive any distributions from the Partnership for and on behalf of the disabled Partner.

8.11 SUCCESSOR GENERAL PARTNER. Notwithstanding anything in this Agreement to the contrary, upon the death or incapacity of Bernard Trager, Jean Trager will become a General Partner by converting 1 percent of her then outstanding Limited Partner interests into a 1 percent General Partner interest. If Jean does not then own any Limited Partner interests, the Partnership will issue to her a 1 percent General Partner interest under the terms and conditions of this Agreement governing the issuance of Additional Partnership Interests. Jean will execute this Agreement as a General Partner promptly after her admission as such. Further, Jean will have no liability for debts and obligations of the Partnership that were outstanding on the date when she becomes a General
Partner, except to the extent provided under the Kentucky Uniform Limited Partnership Act.

8.12      FIDUCIARIES AS PARTNERS.

          8.12(a) FIDUCIARY CAPACITY. A Partner may own one or more interests in a fiduciary capacity, such as a trustee under a trust agreement, as an executor or a personal representative of an estate, or as a custodian. Except as hereinafter provided, such fiduciary will have no interest or
--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 18 of 24
obligation individually with respect to any such interests, but will be considered as acting solely in such fiduciary capacity. If a Partner acting in a fiduciary capacity ceases to act as such, the successor fiduciary shall be a Partner in the same fiduciary capacity with the same rights and obligations as the predecessor fiduciary. A person may be a Partner in an individual capacity and a Partner in one or more fiduciary capacities.

          8.12(b)        REVOCABLE TRUSTS.  An individual Partner that holds his
or her interests as trustee under a Revocable Trust that has not been admitted as a Partner will be considered to have the same duties and responsibilities to the Partnership that such individual would have if he or she held the interests individually. The Trust shall be admitted as a Partner upon the approval of the General Partners and upon approval and adoption of all of the provisions of this Agreement, as the same may have been amended, which approval and adoption may be evidenced in such manner as is required by the General Partners.

8.13      ADDITIONAL PARTNERS.

          8.13(a)       Additional  Partnership interests may be issued and sold
by the General Partners to any person including, but not limited to, a natural person, trust, corporation, partnership or other association, for fair market value as determined by the General Partners using their reasonable business judgment, and under such terms as deemed advisable by the General Partners. Admission of any Partner will not be a cause of dissolution.

          8.13(b)       The  Partnership  will admit any New Partners upon their
approval and adoption of all of the provisions of this Agreement, as the same may have been amended, which approval and adoption may be evidenced in such manner as is required by the General Partners.

                           9. FEDERAL INCOME TAX MATTERS

9.1 DISTRIBUTIVE SHARES. For purposes of Subchapter K of the Internal Revenue Code, the distributive shares of the Partners of each item of Partnership taxable income, gains, losses, deductions or credits for any Fiscal Year will be in the same proportions as their respective shares of the net income or net loss of the Partnership allocated to them pursuant to the terms of this Agreement. Notwithstanding the foregoing, to the extent not inconsistent with the allocation of gain provided for herein, gain recognized by the Partnership which represents ordinary income by reason of recapture of depreciation or cost recovery deductions for Federal income tax purposes will be allocated to the Partner (or the Partner's successor-in-interest) to whom such depreciation or cost recovery deduction to which such recapture relates was allocated.

9.2 ELECTIONS. The election permitted by Code Section 754, and any other elections required or permitted to be made by the Partnership under the Code, will be made by the Co-Managing General Partner in such Co-Managing General Partner's sole and absolute discretion.

9.3       TAX MATTERS PARTNER.   The  General  Partners  will  from time to time
designate a Tax Matters Partner pursuant to Code Section 6231(a)(7).

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 19 of 24

                           10. DISSOLUTION AND WINDING-UP

10.1       EVENTS OCCASIONING DISSOLUTION.   The  Partnership  will dissolve and
terminate upon the occurrence of any of the following events, whichever shall first occur:

           10.1(a) The occurrence of an event of withdrawal by a General Partner under Section 362.445 of the Kentucky Uniform Limited Partnership Act; provided, however, if there is a remaining General Partner such remaining General Partner will be obligated to continue the Partnership. Further, in the event there are no remaining General Partners, then within 90 days of such event of withdrawal, the Limited Partners, if they own more than 50 percent of the outstanding partnership interests (excluding any Limited Partnership interests held by a General Partner(s) whose withdrawal gave rise to the dissolution) may, by unanimous written consent, agree to the appointment of a succesor General Partner, effective as of the date of withdrawal of a General Partner(s).

           10.1(b)      December 31, 2036;

           10.1(c)      The written  consent of all the Partners to dissolve the
Partnership;

           10.1(d)      Subject  to the  Partners'  waiver  of the right to seek
judicial dissolution, an entry of a decree of judicial dissolution otherwise occurring under the Kentucky Uniform Limited Partnership Act.

10.2 WINDING-UP. The Partnership will be allowed one year from the date of any event occasioning dissolution for the winding-up of its affairs and shall be allowed such additional time as may be reasonable for the orderly sale of the Partnership properties.

10.3 EVENTS NOT OCCASIONING DISSOLUTION. The Partnership will not dissolve upon the death, bankruptcy, adjudication of incompetency or insanity, withdrawal or assignment of the Partnership Interest of a Limited Partner. In any such event, the General Partners will have the right and duty to continue the business of the Partnership under the terms of this Agreement.

                                11. MISCELLANEOUS

11.1 NON-FAMILY MEMBER PARTNER. This Partnership will always have at least one "Non-Family Member Partner." A "Non-Family Member Partner" means a partner who is not a member of the Trager family, as the word "family" is defined in
Section 2704(c) of the Internal Revenue Code of 1986, as amended.

11.2 AMENDMENTS. This Agreement may be amended from time to time upon the written consent of all of the General Partners and of the Non-Family Member Partner. However, this Agreement will not be amended to change any Partner's share of the liabilities or distributions without the consent of such Partner.

11.3      NOTICES.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 20 of 24

          11.3(a)       All  notices,  requests, demands or other communications
required or permitted under this Agreement will be in writing and be personally delivered against a written receipt, delivered to a reputable messenger service (such as Federal Express, DHL Courier, United Parcel Service, etc.) for overnight delivery, transmitted by confirmed telephonic facsimile (fax), or transmitted by mail, registered, express or certified, return receipt requested, postage prepaid, addressed as follows:

                        11.3(a)(1)     If  given  to   the  Partnership,  to the
Partnership at its principal office; or

                        11.3(a)(2)     If  given  to a  Partner, to the  Partner
at the address set forth on the records of the Partnership.

          11.3(b)       All notices, demands and requests will be effective upon
being properly personally delivered, upon being delivered to a reputable messenger service, upon transmission of a confirmed fax or upon being deposited in the United States mail as herein provided. However, the time period in which a response to any such notice, demand or request must be given will commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date on the confirmation of a fax or the date on the return receipt, as applicable.

11.4 NO DELIVERY OF CERTIFICATES. The General Partners are not required to deliver copies of any Certificate of Limited Partnership or amendment or cancellation to the Limited Partners.

11.5      GOVERNING LAW.   This  Agreement  will be construed in accordance with
and governed by the laws of the State of Kentucky.

11.6 ARBITRATION. The parties will submit any and all disputed issues to final and binding arbitration. A disputed issue means any disagreement in regard to any of the terms and conditions of this Agreement and any dispute between the parties concerning their relationships, including issues not directly covered by this Agreement. Any such dispute will not be subject to appeal to any court except to permit a party to seek court enforcement of any arbitration award rendered hereunder. If the parties agree to the appointment of a single arbitrator, then the single arbitrator will determine and decide any dispute arising hereunder. If the parties cannot agree to the selection of a single arbitrator, then each party will designate an attorney to serve as an arbitrator, and the selected attorneys will select an arbitrator, who is a certified public accountant, to be the third arbitrator. The arbitrator(s) will establish rules for the conduct of the arbitration consistent. The arbitrator(s) will be impartial with the rules of the American Arbitration Association, and KRS 417.050 et seq. and will have no prior or present relationship with any of the parties. The arbitration hearing and proceedings will take place in the State of Kentucky, and will be enforceable in the State of Kentucky. The arbitrator(s) will be empowered to hear, conclusively determine and resolve all claims and disputes between the parties. Arbitration fees and expenses will be shared equally by the parties to the arbitration. The parties agree that all matters to be arbitrated and the arbitration award will be maintained on a confidential basis. All issues and the results thereof will not be disclosed by the parties or their representatives, and the parties and their representatives will not report any of

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 21 of 24
their proceedings to the public. These provisions will not prohibit any party from securing witnesses, experts, or other advisors as is necessary in order for the parties to present their case, etc.

11.7      POWER OF ATTORNEY.

          11.7(a)       Each   Partner,  in   accepting  this  Agreement, makes,
constitutes and appoints the Co-Managing General Partners with full power of substitution, as the Partner's attorney-in-fact and personal representative to sign, execute, certify, acknowledge, file and record the Certificate of Limited Partnership, and to sign, execute, certify, acknowledge, file and record all appropriate instruments amending this Agreement, and the Certificate of Limited Partnership on behalf of the Partner. In particular, the Co-Managing General Partners, as attorney-in-fact, may sign, acknowledge, certify, and file and record on the behalf of each Partner such instruments, agreements, and documents that:

                        11.7(a)(1)      Reflect the  exercise by the Co-Managing
          General  Partner  of  any  of   the   powers granted to him under this
          Agreement;

                        11.7(a)(2)      Reflect   any  amendments  made  to this
          Agreement;

                        11.7(a)(3)      Reflect the admission or withdrawal of a
          General or Limited Partner; and

                        11.7(a)(4)      May  otherwise   be   required   of  the
          Partnership or a Partner by Federal or State law, or the law of any other applicable jurisdiction.

         11.7(b) The power of attorney herein given by each Limited Partner is a durable power and will survive the disability or incapacity of the principal. Further, this power of attorney is irrevocable and a power coupled with an interest; therefore, it will not be revoked by the death, dissolution or termination of any Partner.

11.8 PARTITION. The Partners agree that no Partner, nor any successor in interest to any Partner, will have the right, while this Agreement remains in effect, to have any of the Partnership's property partitioned, or to file a complaint or otherwise institute any suit, action, or proceeding at law or in equity to have any of the Partnership's property partitioned. Further, each Partner, on behalf of himself, his successors, heirs, and assigns hereby waives any such right.

11.9 WAIVER OF RIGHT TO COURT DECREE OF DISSOLUTION. The parties agree that irreparable damage would be done to the Partnership's good will and business affairs if any Partner should bring an action in court to dissolve the Partnership. Care has been taken in this Agreement to provide what the parties feel is fair and just payment in liquidation of the Partnership interests of all Partners. Accordingly, each party hereby waives and renounces his or her right to a court decree of dissolution or to seek court appointment of a receiver and/or liquidator for the Partnership, under any statutory, common law, or regulatory rule, except as may be sought by the Partnership.

--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 22 of 24

11.10 AGREEMENT BINDING. This Agreement will be binding upon the next of kin, heirs, executors, administrators, successors and assigns of the parties hereto.

11.11 INVALID PROVISIONS. The invalidity or unenforceability of a particular provision of this Agreement will not affect the other provisions hereof, and the Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted.

11.12 WAIVER. The failure to exercise any of the terms and conditions by the parties will not be construed as a waiver of any other terms and conditions by the parties, and, in addition, all terms and conditions hereof will be deemed to be cumulative and the exercise of any term or condition by the parties will not be deemed a waiver of any other right, and a failure to exercise any right will not be deemed a waiver to exercise any other right at that time or at any other time or times.

11.13 THIRD PARTY BENEFICIARIES. This Agreement does not create, and will not be construed as creating, any rights enforceable by any person not a party to this Agreement. In order to evidence their understanding of and agreement to all the terms and conditions of this instrument, the parties have signed multiple copies of this Agreement, each one of which, when signed by all the parties, will be considered an original.

DATED: December 30, 1996.

GENERAL PARTNERS:


/S/ BERNARD M. TRAGER                   /S/ SHELLEY TRAGER KUSMAN
BERNARD M. TRAGER,                      SHELLEY TRAGER KUSMAN, LIMITED PARTNER
CO-MANAGING GENERAL PARTNER

/S/ STEVEN E. TRAGER                    /S/ SCOTT TRAGER
STEVEN E. TRAGER,                       SCOTT TRAGER, LIMITED PARTNER
CO-MANAGING GENERAL PARTNER


LIMITED PARTNERS:                      /S/ MARJORIE L. BASSLER VP&TD
                                       PNC BANK KENTUCY, INC.
                                       TRUSTEE OF THE BERNARD TRAGER TRUST
/S/ BERNARD M. TRAGER                  UNDER AGREEMENT
BERNARD M. TRAGER, LIMITED PARTNER     DATED DECEMBER 23, 1985, LIMITED
                                       PARTNER

/S/ JEAN S. TRAGER
JEAN S. TRAGER, LIMITED PARTNER        /S/ STEVEN E. TRAGER
                                       STEVEN E. TRAGER,
                                       TRUSTEE OF THE STEVEN E. TRAGER
/S/ STEVEN E. TRAGER                   REVOCABLE TRUST UNDER AGREEMENT,
STEVEN E. TRAGER, LIMITED PARTNER      DATED APRIL 3, 1995, LIMITED PARTNER

--------------------------------------------------------------------------------
The Jaytee Properties Limited Partnership                         Page 23 of 24

/S/ SHELDON G. GILMAN                  /S/ SHELDON G. GILMAN
SHELDON G. GILMAN,                     SHELDON G. GILMAN,
TRUSTEE OF THE ANDREW KUSMAN TRUST,    TRUSTEE OF THE BRETT KUSMAN TRUST,
DATED DECEMBER 27, 1989, LIMITED       DATED JANUARY 2, 1992, LIMITED PARTNER
PARTNER

                                       /S/ SHELDON G. GILMAN
/S/ SHELDON G. GILMAN,                 SHELDON G. GILMAN,
TRUSTEE OF THE MICHAEL KUSMAN TRUST,   TRUSTEE OF THE EMILY TRAGER TRUST,
DATED DECEMBER 27, 1989, LIMITED       DATED JUNE 1, 1992 LIMITED PARTNER
PARTNER

/S/ SHELDON G. GILMAN
SHELDON G. GILMAN,
TRUSTEE OF THE KEVIN TRAGER TRUST,
DATED DECEMBER 27, 1989, LIMITED
PARTNER





--------------------------------------------------------------------------------

The Jaytee Properties Limited Partnership                         Page 24 of 24

                                AMENDMENT NO. 1
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                      FOR
                   THE JAYTEE PROPERTIES LIMITED PARTNERSHIP

     Section 11.2 of The Agreement of Limited Partnership for The Jaytee Properties Limited Partnership, effective December 30, 1996, (the "Partnership Agreement") provides that the Partnership may be amended from time to time upon the written consent of the General Partners and the "Non-Family Member Partner."

     The General Partners and the Non-Family Member Partner now deem advisable amendments to the Partnership Agreement as set forth herein, effective as of February 6, 1998.

     The following Section is added to the Partnership Agreement:

6.8 FIDUCIARY DUTY OF PARTNERS. Notwithstanding anything herein to the contrary, each of the Partners shall have a fiduciary duty of good faith, loyalty, and fair dealing towards the Partnership and the other Partners. Accordingly, each Partner is required to refrain from any activity which is or may be detrimental to each Partner's or the Partnership's best interests or which interferes with the objectives for which the Partnership has been organized.

     In all other respects, the Partnership Agreement, as initially adopted effective December 30, 1996, shall remain in full force and effect.

     IN TESTIMONY WHEREOF, this Amendment has been executed, in multiple counterparts, any one of which may be considered an original, February 6, 1998.

/S/ BERNARD M. TRAGER
Bernard M. Trager, General Partner

/S/ STEVEN E. TRAGER
Steven E. Trager, General Partner

/S/ SCOTT TRAGER
Scott Trager, Limited Partner ("Non-
Family Member Partner)